UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  November 16, 2007

TENNESSEE GAS PIPELINE COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	1-4101	74-1056569
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

    On November 16, 2007, we, El Paso Corporation, our parent company (“El Paso”) and El Paso Natural Gas Company ("EPNG"), entered into a $1.5 billion Third Amended and Restated Credit Agreement (“Credit Agreement”) and a Third Amended and Restated Security Agreement (“Security Agreement”), each of which is attached as an exhibit hereto and incorporated herein by reference. The several banks and other financial institutions that are parties to these agreements are identified in the exhibits hereto.  These agreements amended and restated our existing $1.75 billion credit facility and related security agreement of which the $1.25 billion revolving credit facility was scheduled to mature on July 31, 2009 and the $0.5 billion pre-funded letter of credit facility was scheduled to mature on July 31, 2011. We are only liable for amounts we directly borrow and currently have no borrowings outstanding under these agreements.

    The Credit Agreement provides for a $1.5 billion revolving credit facility, the entire amount of which may be used for loans or letters of credit.

    Pursuant to the terms of the Security Agreement, all obligations under the Credit Agreement are secured by certain inter-company receivables and by pledges of El Paso's interests in us and EPNG.  El Paso and certain of its subsidiaries also guarantee all of the borrowings under the Credit Agreement.

    The revolving credit facility matures in November 2012.  At closing, approximately $900 million of revolving loans and $393 million of letters of credit were outstanding under the revolving credit facility.

    Revolving loans are priced at LIBOR plus a margin currently equal to 1.25 percent and outstanding letters of credit, which are considered usage of the revolving credit facility, are currently priced at 1.25 percent plus an additional fronting fee of up to 0.125 percent.  An annual commitment fee currently equal to 0.25 percent is paid on any unused revolving credit capacity.

    This Credit Agreement contains covenants restricting the ability of us, El Paso and our affiliated pipeline company borrower to: (1) grant certain liens; (2) enter into certain merger or consolidation transactions; (3) dispose of certain assets; (4) enter into certain affiliate transactions; and (5) enter into certain other restrictive agreements.  Furthermore, the current debt limitations on each pipeline company borrower, us and EPNG, will continue, which includes a restriction on each pipeline company borrower's incurrence of incremental borrowings if such debt would cause its ratio of Debt to Consolidated EBITDA to exceed 5.0 to 1.0.

    This Credit Agreement also requires El Paso to satisfy certain financial covenants at the end of each fiscal quarter, including:

    (1) its ratio of Debt and Guaranties minus unrestricted cash to Consolidated EBITDA, all as defined in the Credit Agreement, shall not exceed 5.50 to 1.0 at any time prior to June 30, 2008; and 5.25 to 1.0 at any time on or after June 30, 2008 and

    (2) its ratio of Consolidated EBITDA to interest expense and dividends paid shall not be less than 1.75 to 1.0 prior to June 30, 2008 and 2.0 to 1.0 on or after June 30, 2008 until maturity.

    Pursuant to the terms of the Credit Agreement, the following shall constitute events of default under the Credit Agreement:

•	a failure to pay principal or interest on any loan under the credit agreement;

•	if a representation or warranty is proven to be incorrect when made;

•	a change of control or the failure to observe or perform covenants or agreements;

•	the commencement of proceedings under federal, state or foreign bankruptcy, insolvency, receivership or similar laws;

•	inability or general failure to pay debts as they become due;

•	the entry of one or more judgments for the payment of money in an aggregate uninsured amount equal to or greater than $100,000,000 that remains undischarged for 60 days; or

•	suffering an event of default and the lapse of any applicable grace period under any other Indebtedness (as defined in the Credit Agreement) in excess of $200,000,000.

    If an event of default occurs, then the lenders may: (1) terminate their commitments under the Credit Agreement; (2) declare any outstanding loans under the Credit Agreement to be immediately due and payable after applicable grace periods; and (3) foreclose on the collateral.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    See description above in Item 1.01.

Item 9.01 Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit Number	Description

10.A.
Third Amended and Restated Credit Agreement dated as of November 16, 2007, among El Paso Corporation, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, the several banks and other financial institutions from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent.

10.B
Third Amended and Restated Security Agreement dated as of November 16, 2007, made by among El Paso Corporation, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, the Subsidiary Grantors and certain other credit parties thereto and JPMorgan Chase Bank, N.A., not in its individual capacity, but solely as collateral agent for the Secured Parties and as the depository bank.

10.C	Third Amended and Restated Subsidiary Guarantee Agreement dated as of November 16, 2007, made by each of the Subsidiary Guarantors in favor of JPMorgan Chase Bank, N.A., as Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TENNESSEE GAS PIPELINE COMPANY
By:	/s/ John R. Sult
John R. Sult
Senior Vice President, Chief Financial Officer and Controller (Principal Accounting and Financial Officer)

Dated:  November 21, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.A.
Third Amended and Restated Credit Agreement dated as of November 16, 2007, among El Paso Corporation, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, the several banks and other financial institutions from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent.

10.B
Third Amended and Restated Security Agreement dated as of November 16, 2007, made by among El Paso Corporation, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, the Subsidiary Grantors and certain other credit parties thereto and JPMorgan Chase Bank, N.A., not in its individual capacity, but solely as collateral agent for the Secured Parties and as the depository bank.

10.C	Third Amended and Restated Subsidiary Guarantee Agreement dated as of November 16, 2007, made by each of the Subsidiary Guarantors in favor of JPMorgan Chase Bank, N.A., as Collateral Agent.